UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2013
PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

PhotoMedex, Inc. (the “Company”) is providing the following information to demonstrate that it is in compliance with published policies of Institutional Shareholder Services (“ISS”) concerning disclosure of whether non-audit fees are considered excessive. ISS requested that the Company publish this information in a Form 8-K filing. The following is the information the Company is providing to ISS:

Fees Paid to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) for professional services rendered for the years ended December 31, 2012 and 2011:

	Year Ended December 31, 2012	Year Ended December 31, 2011
Audit, Audit-Related and Tax Compliance and Preparation Fees:
Audit Fees	$346,000	$228,000
Audit-Related Fees	18,000	58,000
Tax Fees – Tax Compliance and Preparation	150,000	64,000
Total Audit, Audit-Related and Tax Preparation and Compliance Fees	514,000	350,000
Other Non-Audit Fees:
Tax Fees – One Time Restructuring Costs	$105,000	0
Tax Fees – Other (1)	116,000	0
All Other Fees	—	—
Total – Other Non-Audit Fees	221,000	0
Total Fees	$735,000	$350,000

____________________
(1) Represents services for tax planning, tax advice and consulting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: July 10, 2013	By: /s/ Dennis M. McGrath
Dennis M. McGrath President & Chief Financial Officer